Exhibit 99.(d)(xi)

Expense Limitation Agreement

This Expense Limitation Agreement (the “Agreement”) is made and entered into this 25th day of September, 2024 between Lord, Abbett & Co. LLC (“Lord Abbett”), Lord Abbett Distributor LLC (“Lord Abbett Distributor”), and Lord Abbett Trust I (the “Trust”) with respect to Lord Abbett Climate Focused Bond Fund (“Climate Focused Bond Fund”), Lord Abbett Emerging Markets Equity Fund (“Emerging Markets Equity Fund”), Lord Abbett International Growth Fund (“International Growth Fund”), Lord Abbett Investment Grade Floating Rate Fund (“Investment Grade Floating Rate Fund”), and Lord Abbett Short Duration High Yield Fund (“Short Duration High Yield Fund”), (each, a “Fund”).

In consideration of good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

1.	With respect to Climate Focused Bond Fund, Lord Abbett agrees for the time period set forth in paragraph 12 below to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding 12b-1 fees and acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 0.45% for each class other than Class F3 and R6. For the same time period, Lord Abbett agrees to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding 12b-1 fees and acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 0.42% for each of Class F3 and R6.

2.	With respect to Climate Focused Bond Fund, Lord Abbett Distributor agrees for the time period set forth in paragraph 12 below to waive the Fund’s 0.10% Rule 12b-1 fee for Class F.

3.	With respect to Emerging Markets Equity Fund, Lord Abbett agrees for the time period set forth in paragraph 12 below to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding 12b-1 fees and acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 0.90% for each class other than Class F3 and R6. For the same time period, Lord Abbett agrees to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding 12b-1 fees and acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 0.89% for each of Class F3 and R6.

4.	With respect to Emerging Markets Equity Fund, Lord Abbett Distributor agrees for the time period set forth in paragraph 12 below to waive the Fund’s 0.10% Rule 12b-1 fee for Class F.

5.	With respect to International Growth Fund, Lord Abbett agrees for the time period set forth in paragraph 12 below to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding 12b-1 fees and acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 0.70% for each class other than Class F3 and R6. For the same time period, Lord Abbett agrees to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding 12b-1 fees and acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 0.68% for each of Class F3 and R6.

6.	With respect to International Growth Fund, Lord Abbett Distributor agrees for the time period set forth in paragraph 12 below to waive the Fund’s 0.10% Rule 12b-1 fee for Class F.

7.	With respect to Investment Grade Floating Rate Fund, Lord Abbett agrees for the time period set forth in paragraph 12 below to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding 12b-1 fees and acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 0.35% for each class other than Class F3 and R6. For the same time period, Lord Abbett agrees to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding 12b-1 fees and acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 0.34% for each of Class F3 and R6.

8.	With respect to Investment Grade Floating Rate Fund, Lord Abbett Distributor agrees for the time period set forth in paragraph 12 below to waive the Fund’s 0.10% Rule 12b-1 fee for Class F.

9.	With respect to Short Duration High Yield Fund, Lord Abbett agrees for the time period set forth in paragraph 12 below to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding 12b-1 fees and acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 0.45% for each class other than Class F3 and R6. For the same time period, Lord Abbett agrees to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding 12b-1 fees and acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 0.37% for each of Class F3 and R6.

10.	With respect to Short Duration High Yield Fund, Lord Abbett Distributor agrees for the time period set forth in paragraph 12 below to waive the Fund’s 0.10% Rule 12b-1 fee for Class F.

11.	To limit the Fund’s total net annual operating expenses as specified above, Lord Abbett will waive the same amount of management and administrative services fees for each share class, but may reimburse different amounts of shareholder servicing expenses for each share class in its sole discretion.

12.	This Agreement will become effective from December 1, 2024, through November 30, 2025.

13.	This Agreement may be terminated only by the Board of Trustees of the Trust upon written notice to Lord Abbett.

[Signatures follow on next page]

IN WITNESS WHEREOF, Lord Abbett, Lord Abbett Distributor, and the Trust have caused this Agreement to be executed by a duly authorized member and officer, respectively, as of the day and year first above written.

LORD ABBETT TRUST I

By:	/s/ Randolph A. Stuzin
Randolph A. Stuzin
Vice President and Assistant Secretary

LORD, ABBETT & CO. llc

By:	/s/ Randolph A. Stuzin
Randolph A. Stuzin
Member and Chief Legal Officer

LORD ABBETT DISTRIBUTOR llc
By:	LORD, ABBETT & CO. llc

By:	/s/ Randolph A. Stuzin
Randolph A. Stuzin
Member and Chief Legal Officer